As filed with the Securities and Exchange Commission on November 2, 2020

Registration No. 333-

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NEONODE INC.

(Exact name of Registrant as specified in its charter)

Delaware	94-1517641
(State of Incorporation)	(I.R.S. Employer Identification No.)

Storgatan 23C, 114 55

Stockholm, Sweden

(Address of principal executive office)

NEONODE INC. 2020 STOCK INCENTIVE PLAN

(Full title of the plan)

Maria Ek

Chief Financial Officer, Vice President, Finance, Treasurer and Secretary

Neonode Inc.

Storgatan 23C, 11455

Stockholm, Sweden

+46 (0) 8 667 17 17

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David T. Mittelman, Esq.

Rimon, P.C.

One Embarcadero Center, Suite 400

San Francisco, CA 94111

(415) 683-5472

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Shares of Common Stock, par value $0.001 per share, reserved for future grant under the Neonode Inc. 2020 Stock Incentive Plan	750,000	$8.28	$6,210,000	$677.51

(1)	Pursuant to Rule 416, this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without receipt of consideration that results in an increase in the number of shares of the Registrant’s outstanding Common Stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h). The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon the average of the high and low prices, which were $8.55 and $8.01, respectively, of the Registrant’s Common Stock as reported on the NASDAQ Stock Market on October 30, 2020.

PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered by Neonode Inc. (the “Registrant”) to the participants in the equity plan covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

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PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents By Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:

1.	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010 filed on March 11, 2020 and the amendment thereto filed on April 29, 2020.

2.	The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020 filed on May 13, 2020 and August 14, 2020 respectively.

3.	The Registrant’s Current Reports on Form 8-K filed on June 22, 2020, August 10, 2020, September 4, 2020, and September 30, 2020.

4.	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) filed on April 26, 2012, including any amendment or report filed for the purpose of updating such description.

5.	All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, except as to any document or portion of any document that is deemed furnished and not filed.

Pursuant to Rule 412 under the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification Of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee, or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. No indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred. The Restated Certificate of Incorporation of Neonode Inc., as amended (the “Certificate of Incorporation”), and Bylaws of Neonode Inc. provide for the indemnification of directors and officers of the Registrant to the fullest extent permitted under the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability:

●	for any breach of a director’s duty of loyalty to the corporation or its stockholders;

●	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

●	for improper payment of dividends or redemptions of shares; or

●	for any transaction from which the director derives an improper personal benefit

As permitted by Section 145 of the DGCL, the Registrant’s Bylaws provide that (i) the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the DGCL, (ii) the Registrant may, in its discretion, indemnify other officers, employees and agents as set forth in the DGCL, (iii) to the fullest extent permitted by the DGCL, the Registrant is required to advance all expenses incurred by its directors and executive officers in connection with a legal proceeding (subject to certain exceptions), (iv) the rights conferred in the Registrant’s Bylaws are not exclusive, (v) the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents, and (vi) the Registrant may not retroactively amend its Bylaws provisions relating to indemnity.

The Registrant has an insurance policy covering its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Indemnification for liabilities arising under the Securities Act may be permitted to the Registrant’s directors, officers, and controlling persons under the foregoing provisions, or otherwise. The Registrant has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

The above discussion of the DGCL and the Registrant’s Certificate of Incorporation and Bylaws is not intended to be exhaustive and is qualified in its entirety by such statutes, Certificate of Incorporation and Bylaws.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
5.1	Opinion of Rimon, P.C.
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Rimon, P.C. (contained in Exhibit 5.1 to this Registration Statement)
24	Power of Attorney (contained on the signature page to this Registration Statement)
99.1	Neonode Inc. 2020 Stock Incentive Plan

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stockholm, Country of Sweden, on October 30, 2020.

NEONODE INC.

By:	/s/ Maria Ek
Maria Ek
Chief Financial Officer, Vice President, Finance, Treasurer and Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Urban Forssell and Maria Ek, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Urban Forssell	President and Chief Executive Officer	October 30, 2020
Urban Forssell	(Principal Executive Officer)

/s/ Maria Ek	Chief Financial Officer, Vice President, Finance, Treasurer and Secretary	October 30, 2020
Maria Ek	(Principal Financial and Accounting Officer)

/s/ Ulf Rosberg	Chairman of the Board	October 30, 2020
Ulf Rosberg

/s/ Mattias Bergman	Director	October 30, 2020
Mattias Bergman

/s/ Peter Lindell	Director	October 30, 2020
Peter Lindell

/s/ Per Löfgren	Director	October 30, 2020
Per Löfgren

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